Exhibit 99.1

Petro River Oil Provides Update on Woodburn Forest-1 Well

in Larne Basin, Northern Ireland

New York, New York – June 17, 2016. Petro River Oil Corp (OTCBB: PTRC) (“Petro River” or the “Company”) announced today that drilling has been completed at the Woodburn Forest-1 well in Larne Basin, Northern Ireland.

The well was drilled to a depth of 2,000 meters and encountered two conventional, porous sandstone reservoir intervals, the Triassic Sherwood and the Permian Collyhurst.  As previously disclosed, our original objective was to reach the Carboniferous source rock at this depth, however the Permian section thickened considerably and the Carboniferous was not reached.  A majority of the well participants supported drilling deeper, however several of the other well participants declined, and the decision was made to plug and abandon the well.  Although our joint venture partners decided not to drill to the Carboniferous, we are encouraged by findings of thermogenic gas in the Collyhurst section.  The presence of thermogenic gas supports our original assessment of the existence of hydrocarbon source rock in the Carboniferous and a viable petroleum system.

The Company will now work with our partners to incorporate the data from the Woodburn Forest-1 well into our basinal interpretation and focus on our next phase of development.  Jamie Rector, Petro River’s Chief Geological Advisor stated “The Woodburn Forest-1 well confirmed a primary objective of showing the presence of thermogenic gas.  Structural complexity, the absence of well control and modern seismic did not allow us to optimize the well location.   Our next steps include reprocessing the existing 2D seismic in the offshore block and acquiring new seismic.”

“We made an incremental step in the right direction,” said Petro River president Stephen Brunner. “While we were unable to drill the well to the original target of the Carboniferous, the discovery of thermogenic gas is promising.  We are encouraged and are moving forward in our efforts to explore the Larne Basin.”

About: Petro River Oil Corp.

Petro River Oil Corp. (OTCBB: PTRC) is an independent energy company with its core holdings in Northeast Oklahoma, the Larne Basin in Northern Ireland, and Kern County, California.  Petro River’s strategy is to apply modern technology, such as 3D Seismic analysis to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders.  For more information, please visit our website at www.petroriveroil.com.

About: Horizon Energy Partners, LLC.

Horizon Energy is an oil and gas exploration and development company with a portfolio of domestic and international assets.  The majority of the funding for Horizon Energy has come from seasoned oil and gas industry professionals, including several former senior oil industry executives who have run both major and large independent oil and gas companies, and have advised large energy focused private equity funds and hedge funds.   Horizon Energy is managed by Jonathan Rudney; Mr. Rudney has over 30 years of senior executive experience in the upstream oil and gas industry, and, throughout his career, has been instrumental in the growth and success of several private E&P companies.  Horizon Energy was formed to take advantage of the current depressed oil market and has identified and acquired a portfolio of highly attractive oil and gas assets.  A common theme underlying each project is the application of modern technology, such as the use of 3-D seismic data.

Forward-Looking Statements.

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.  These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.  Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.  For further information, please contact:

Investor Relations

ir@petroriveroil.com

(469) 828-3900